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                           CONTIFINANCIAL CORPORATION

                            (a Delaware corporation)





                             REGISTRATION AGREEMENT











                             Dated: __________, 1997


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

                                TABLE OF CONTENTS

REGISTRATION AGREEMENT..........................................................................................  1

         SECTION 1.           Representations and Warranties....................................................  3
                  (a)         Representations and Warranties by the Company.....................................  3
                              (i)           Compliance with Registration Requirements...........................  3
                              (ii)          Incorporated Documents..............................................  4
                              (iii)         Independent Accountants.............................................  5
                              (iv)          Financial Statements................................................  5
                              (v)           No Material Adverse Change in Business..............................  5
                              (vi)          Good Standing of the Company........................................  5
                              (vii)         Good Standing of Subsidiaries.......................................  5
                              (viii)        Capitalization......................................................  6
                              (ix)          Description of Common Stock.........................................  6
                              (x)           Authorization of Agreement..........................................  6
                              (xi)          Absence of Defaults and Conflicts...................................  6
                              (xii)         Absence of Labor Dispute............................................  7
                              (xiii)        Absence of Proceedings..............................................  7
                              (xiv)         Accuracy of Exhibits................................................  7
                              (xv)          Possession of Intellectual Property.................................  7
                              (xvi)         Absence of Further Requirements.....................................  8
                              (xvii)        Possession of Licenses and Permits..................................  8
                              (xviii)       Title to Property...................................................  8
                              (xix)         Investment Company Act..............................................  9
                              (xx)          Environmental Laws..................................................  9
                              (xxi)         Compliance with Laws................................................  9
                              (xxii)        Registration Rights.................................................  9
                              (xxiii)       Options and Warrants................................................  9
                              (xxiv)        Taxes............................................................... 10
                              (xxv)         Insurance........................................................... 10
                              (xxvi)        Accounting Control.................................................. 10
                              (xxvii)       Restriction on Sale of Securities................................... 10
                              (xxviii)      Accuracy of Information............................................. 10
                  (b)         Officer's Certificates............................................................ 11

         SECTION 2.           Covenants of the Company.......................................................... 11
                  (a)         Compliance with Securities Regulations and Commission
                              Requests.......................................................................... 11
                  (b)         Filing of Amendments.............................................................. 11
                  (c)         Delivery of ContiFinancial Registration Statements................................ 11
                  (d)         Delivery of ContiFinancial Prospectuses........................................... 12
                  (e)         Continued Compliance with Securities Laws......................................... 12
                  (f)         Blue Sky Qualifications........................................................... 12
                  (g)         Rule 158.......................................................................... 13
                  (h)         Restriction on Sale of Securities................................................. 13

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                  (i)         Reporting Requirements............................................................ 13

         SECTION 3.           Payment of Expenses............................................................... 13
                  (a)         Expenses.......................................................................... 13
                  (b)         Allocation of Expenses............................................................ 14

         SECTION 4.           Indemnification................................................................... 14
                  (a)         Indemnification of Underwriters and the Trust..................................... 14
                  (b)         Indemnification of Company, Directors and Officers................................ 15
                  (c)         Actions against Parties; Notification............................................. 15
                  (d)         Settlement without Consent if Failure to Reimburse................................ 16

         SECTION 5.           Contribution...................................................................... 16

         SECTION 6.           Representations, Warranties and Agreements to Survive
                              Delivery.......................................................................... 18
         SECTION 7.           Termination....................................................................... 18

         SECTION 8.           Notices........................................................................... 18

         SECTION 9.           Parties........................................................................... 18

         SECTION 10.          GOVERNING LAW..................................................................... 18

         SECTION 11.          Effect of Headings................................................................ 19

         SCHEDULE A           List of Underwriters........................................................Sch A - 1

         SCHEDULE B           List of Subsidiaries....................................................... Sch B - 1

         SCHEDULE C           List of Persons Subject to Lock-up......................................... Sch C - 1


                                                    ii

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                           CONTIFINANCIAL CORPORATION

                            (a Delaware corporation)


                             REGISTRATION AGREEMENT

                                                            __________ __, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
BEAR, STEARNS & CO. INC.
  as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
    North Tower
    World Financial Center
    New York, New York  10281-1209

CONTIFINANCIAL STRYPES TRUST
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
    North Tower
    World Financial Center
    New York, New York  10281-1209


Ladies and Gentlemen:

         ContiFinancial Corporation, a Delaware corporation (the "Company"), confirms its agreement with ContiFinancial STRYPES Trust, a Delaware business trust (the "Trust"), and with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as provided in Section 10 of the Purchase Agreement (as defined below)), for whom Merrill Lynch and Bear, Stearns & Co. Inc. are acting as representatives (in such capacity, the "Representatives"), in connection with the proposed issue and sale by the Trust to the Underwriters, acting severally and not jointly, pursuant to a purchase agreement, dated the

                                        1

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date hereof (the "Purchase Agreement"), among the Trust, Continental Grain
Company, a Delaware corporation ("Continental Grain"), and the Underwriters, of an aggregate of 2,800,000 the Trust's STRYPESSM (each, a "STRYPES"), exchangeable for shares of common stock, par value $.01 per share (the "ContiFinancial Common Stock"), of the Company upon conclusion of the term of the Trust on May 15, 2000 (the "Exchange Date"), and, at the option of the Underwriters, all or any part of [420,000] additional STRYPES to cover over-allotments, if any. The aforesaid 2,800,000 STRYPES (the "Initial Securities") to be purchased by the Underwriters and all or any part of the [420,000] STRYPES subject to the option described in Section 2(b) of the Purchase Agreement (the "Option Securities") are hereinafter called, collectively, the "Securities." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement and the Purchase Agreement have been executed and delivered. The Company acknowledges that it has been advised that the execution and delivery of this Agreement is a condition to the execution and delivery of the Purchase Agreement by the Underwriters and the Trust, and the Company acknowledges that it is required to enter into this Agreement by the terms of Section 2 of the Common Stock Registration Rights Agreement (the "Common Stock Registration Rights Agreement") between the Company and Continental Grain and that, in consideration of the Company's obligations under Section 2 of the Common Stock Registration Rights Agreement and the execution and delivery of the Purchase Agreement by the Underwriters and the Trust, the Company is willing to make the representations, warranties and covenants herein contained.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-21839) covering the registration of the shares of ContiFinancial Common Stock deliverable upon exchange of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Each prospectus used before such registration statement became effective is herein called a "ContiFinancial preliminary prospectus." Such registration statement, including the exhibits thereto, the schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, is herein called the "ContiFinancial Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") is herein referred to as the "ContiFinancial Rule 462(b) Registration Statement," and after such filing the term "ContiFinancial Registration Statement" shall include the ContiFinancial Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "ContiFinancial Prospectus." For purposes of this Agreement, all references to the ContiFinancial Registration Statement, any ContiFinancial preliminary prospectus, the ContiFinancial Prospectus or any amendment or supplement to any of the
--------
SM       Service mark of Merrill Lynch & Co., Inc.

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foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the ContiFinancial Registration Statement, any ContiFinancial preliminary prospectus or the ContiFinancial Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the ContiFinancial Registration Statement, any ContiFinancial preliminary prospectus or the ContiFinancial Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the ContiFinancial Registration Statement, any ContiFinancial preliminary prospectus or the ContiFinancial Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the ContiFinancial Registration Statement, such ContiFinancial preliminary prospectus or the ContiFinancial Prospectus, as the case may be.

         Prior to the closing under the Purchase Agreement, the Trust will enter into a forward purchase contract (the "Forward Purchase Contract") with Continental Grain pursuant to which Continental Grain will agree to sell and the Trust will agree to purchase, immediately prior to the Exchange Date, the Reference Property (as defined in the Forward Purchase Contract) required by the Trust to exchange all of the Securities on the Exchange Date as described in the Trust Prospectus, subject to Continental Grain's right[, to the extent permitted by applicable law,] to satisfy its obligations thereunder through a cash payment based on the value of such Reference Property.

         SECTION 1.           Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and to the Trust as of the date hereof, as of the Closing Time referred to in Section 2(c) of the Purchase Agreement, and agrees with each Underwriter and the Trust as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for the use of Form S-3 under the 1933 Act. Each of the ContiFinancial Registration Statement and any ContiFinancial Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the ContiFinancial Registration Statement or any ContiFinancial Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the ContiFinancial Registration Statement, any ContiFinancial Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the ContiFinancial Registration Statement, the ContiFinancial Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the ContiFinancial Prospectus nor any amendments or supplements thereto, at the time the ContiFinancial Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the ContiFinancial Registration Statement or ContiFinancial Prospectus made in reliance upon and in conformity with
         (x) information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the ContiFinancial Registration Statement or ContiFinancial Prospectus and (y) information furnished to the Company in writing by the Trust expressly for use in the ContiFinancial Registration Statement or ContiFinancial Prospectus.

                  Each ContiFinancial preliminary prospectus and the ContiFinancial Prospectus filed as part of the ContiFinancial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each ContiFinancial preliminary prospectus and the ContiFinancial Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the ContiFinancial Registration Statement and the ContiFinancial Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the ContiFinancial Prospectus, at the time the ContiFinancial Registration Statement became effective, at the time the ContiFinancial Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules of the Company included in the ContiFinancial Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements of the Company included in the ContiFinancial Registration Statement and the ContiFinancial Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis throughout the periods involved except for changes in GAAP during such periods. The supporting schedules, if any, included in the ContiFinancial Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the ContiFinancial Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the ContiFinancial Registration Statement.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the ContiFinancial Registration Statement and the ContiFinancial Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, operations or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the ContiFinancial Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a "Subsidiary"

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         and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the ContiFinancial Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the ContiFinancial Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule B hereto.

                  (viii) Capitalization. The shares of outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) Description of Common Stock. The ContiFinancial Common Stock conforms to the statements relating thereto contained in the ContiFinancial Prospectus.

                  (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws or limited liability company agreement of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations of law, statute, rule regulation, judgment, order writ or decree that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any subsidiary (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary. As used herein, a "subsidiary" means a subsidiary more than a majority of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors of such subsidiary or to direct or cause the direction of the management and policies of such subsidiary, is owned, directly or indirectly, by the Company.

                  (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Absence of Proceedings. There is no action, suit, proceeding, or, to the knowledge of the Company, any inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending with respect to which the Company has received service of process, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the ContiFinancial Registration Statement (other than as disclosed therein), or which might, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which might, individually or in the aggregate, reasonably be expected to materially and adversely affect the properties or assets thereof or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings (with respect to which the Company has received service of process) to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the ContiFinancial Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the ContiFinancial Registration Statement, the ContiFinancial Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

                  (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any reasonably likely unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, except such as has been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or the 1934 Act or the 1934 Act Regulations or state securities laws.

                  (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess any such Governmental Licenses would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of any reasonably likely unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the ContiFinancial Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the ContiFinancial Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xix) Investment Company Act. The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (xx) Environmental Laws. Except as described in the ContiFinancial Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) to the Company's knowledge, there are no pending (with respect to which the Company has received service of process) or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxi) Compliance with Laws. Except as set forth in the ContiFinancial Registration Statement or the ContiFinancial Prospectus, the Company and its Subsidiaries are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect.

                  (xxii) Registration Rights. Except as set forth in the ContiFinancial Registration Statement or the ContiFinancial Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the ContiFinancial Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxiii) Options and Warrants. Except as disclosed in the ContiFinancial Registration Statement or the ContiFinancial Prospectus, there are no outstanding options, warrants, or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of its Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of its Subsidiaries.

                  (xxiv) Taxes. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1 (a)(iv) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

                  (xxv) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is, in the Company's opinion, reasonably adequate for its purposes.

                  (xxvi) Accounting Control. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparations of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxvii) Restriction on Sale of Securities. The Company has obtained and delivered to the Representatives the agreements of the persons and entities named in Schedule C annexed hereto to the effect that each such person will not, for a period of 90 days from the date hereof and except as otherwise provided therein, without the prior written consent of Merrill Lynch directly or indirectly, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of ContiFinancial Common Stock or any securities convertible into or exercisable for ContiFinancial Common Stock owned by such person or entity or with respect to which such person has the power of disposition.

                  (xxviii) Accuracy of Information. The information in the ContiFinancial Prospectus regarding delinquencies and foreclosures, loan losses, the value of the servicing portfolios and Excess Spread Receivables (as such term is defined in the ContiFinancial Registration Statement) is accurate and complete in all material respects.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters or to the Trust or counsel for the Trust in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter and to the Trust, as the case may be, as to the matters covered thereby.

         SECTION 2. Covenants of the Company. The Company covenants with each Underwriter and with the Trust as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 2(b), will notify the Representatives and the Trust immediately, and confirm the notice in writing, (i) when any post-effective amendment to the ContiFinancial Registration Statement shall become effective, or any supplement to the ContiFinancial Prospectus or any amended ContiFinancial Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the ContiFinancial Registration Statement or any amendment or supplement to the ContiFinancial Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the ContiFinancial Registration Statement or of any order preventing or suspending the use of any ContiFinancial preliminary prospectus, or of the suspension of the qualification of the shares of ContiFinancial Common Stock deliverable upon exchange of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Representatives and the Trust notice of its intention to file or prepare any amendment to the ContiFinancial Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the ContiFinancial Registration Statement at the time it became effective or to the ContiFinancial Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives and the Trust with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters or the Trust or counsel for the Trust shall reasonably object in a timely manner.

         (c) Delivery of ContiFinancial Registration Statements. The Company has furnished or will deliver to the Representatives, counsel for the Underwriters, the Trust and counsel for the Trust, without charge, signed copies of the ContiFinancial Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. If applicable, the copies of the ContiFinancial Registration Statement and each amendment thereto furnished to the Underwriters and the Trust will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or Rule 430A of the 1933 Act Regulations.

         (d) Delivery of ContiFinancial Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each ContiFinancial preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the ContiFinancial Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the ContiFinancial Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the ContiFinancial Prospectus and any amendments or supplements thereto furnished to the Underwriters and the Trust will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in the Purchase Agreement. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, counsel for the Trust or counsel for the Company, to amend the ContiFinancial Registration Statement or amend or supplement the ContiFinancial Prospectus in order that the ContiFinancial Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the ContiFinancial Registration Statement or amend or supplement the ContiFinancial Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 2(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the ContiFinancial Registration Statement or the ContiFinancial Prospectus comply with such requirements, and the Company will furnish to the Underwriters and the Trust such number of copies of such amendment or supplement as the Underwriters and the Trust may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the shares of ContiFinancial Common Stock deliverable upon exchange of the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect through the Exchange Date; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the shares of ContiFinancial Common Stock deliverable at maturity of the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect through the Exchange Date.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Restriction on Sale of Securities. During a period of 90 days from the date of the ContiFinancial Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of ContiFinancial Common Stock or any securities convertible into or exercisable or exchangeable for ContiFinancial Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ContiFinancial Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of ContiFinancial Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the ContiFinancial Common Stock deliverable upon exchange of the Securities, (B) any shares of ContiFinancial Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of ContiFinancial Common Stock issued or options to purchase ContiFinancial Common Stock issued or options to purchase ContiFinancial Common Stock granted pursuant to existing employee benefit plans of the Company or (D) any shares of ContiFinancial Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

         (i) Reporting Requirements. The Company, during the period when the ContiFinancial Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 3.           Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the ContiFinancial Registration Statement
(including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters and the Trust of this Agreement, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the shares of ContiFinancial Common Stock deliverable upon exchange of the Securities under securities laws in accordance with the provisions of Section 2(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each ContiFinancial preliminary prospectus and of the ContiFinancial Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, and
(vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the offering and sale of the shares of ContiFinancial Common Stock deliverable upon exchange of the Securities.

         (b) Allocation of Expenses. The provisions of this Section 3 shall not affect any agreement that the Company and Continental Grain may make for the sharing of such costs and expenses.

         SECTION 4.           Indemnification.

         (a) Indemnification of Underwriters and the Trust. The Company agrees to indemnify and hold harmless each Underwriter, the Trust and each person, if any, who controls any Underwriter or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the ContiFinancial Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any ContiFinancial preliminary prospectus or the ContiFinancial Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters or the Trust, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (A) written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the ContiFinancial Registration Statement (or any amendment thereto), or any ContiFinancial preliminary prospectus or the ContiFinancial Prospectus (or any amendment or supplement thereto) or (B) written information furnished to the Company by the Trust expressly for use in the ContiFinancial Registration Statement (or any amendment thereto), or any ContiFinancial preliminary prospectus or the ContiFinancial Prospectus (or any amendment or supplement thereto); provided, further, however, that the foregoing indemnity with respect to any untrue statement contained in or omission from a ContiFinancial preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom such person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof, if such person was not sent or given a copy of the ContiFinancial Prospectus (or the ContiFinancial Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from the ContiFinancial preliminary prospectus was corrected in the ContiFinancial Prospectus (or the ContiFinancial Prospectus as amended or supplemented).

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the ContiFinancial Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the ContiFinancial Registration Statement (or any amendment thereto), or any ContiFinancial preliminary prospectus or the ContiFinancial Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the ContiFinancial Registration Statement (or any amendment thereto) or such ContiFinancial preliminary prospectus or the ContiFinancial Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch; and, in the case of parties indemnified pursuant to Section 4(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 or Section 5 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement for all such fees and expenses of counsel, other than such fees and expenses of counsel which are being contested in good faith by the indemnifying party.

         SECTION 5. Contribution. If the indemnification provided for in Section 4 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company on the one hand and the Underwriters and the Trust on the other hand shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters and the Trust on the other hand from the offering of the Securities pursuant to the Purchase Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters and the Trust on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the offering of the Securities pursuant to the Purchase Agreement shall be deemed to be such that the Underwriters and the Trust shall be responsible for that portion of the aggregate amount of such losses, liabilities, claims, damages and expenses represented by the percentage that the total underwriting discount received by the Underwriters, as set forth on the cover of the Trust Prospectus, or, if Rule 434 is used, the corresponding location on the Trust Term Sheet, bears to the aggregate initial public offering price of the Securities as set forth on such cover and the Company shall be responsible for the balance.

         The relative fault of the Company on the one hand and the Underwriters and the Trust on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Continental Grain on the one hand or by the Underwriters or the Trust on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Underwriters and the Trust agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 5, the Underwriters and the Trust shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters and the Trust have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 5, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter; each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Trust; and each director of the Company, each officer of the Company who signed the ContiFinancial Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 5 are several in proportion to the number of Securities set forth opposite their respective names on Schedule A hereto and not joint.

         SECTION 6. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant to the Purchase Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust or controlling persons or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters pursuant to the Purchase Agreement.

         SECTION 7. Termination. In the event that the Underwriters terminate the Purchase Agreement as provided in Section 5, Section 9 or Section 10 thereof, this Agreement shall simultaneously terminate, except that the provisions of Section 3, the indemnity agreements set forth in Section 4, the contribution provisions set forth in Section 5, and the provisions of Section 6 shall remain in effect.

         SECTION 8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1209, attention of Mark J. Schulte; notices to the Trust shall be directed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715, attention of Donald J. Puglisi; notices to the Company shall be directed to it at 277 Park Avenue, New York, New York 10172, attention of Alan L. Langus, Esq., Chief Counsel.

         SECTION 9. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Trust and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Trust and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 4 and 5 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Trust and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

         SECTION 11. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Trust and the Company in accordance with its terms.


                               Very truly yours,

                               CONTIFINANCIAL CORPORATION



                               By
                                  -------------------------------
                                  Name:
                                  Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
BEAR, STEARNS & CO. INC.


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED



By
----------------------------------------
                   Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.


CONTIFINANCIAL STRYPES TRUST



By
----------------------------------------
    Name:
    Title:


                                   SCHEDULE A


                                                                                                      Number of
                                                                                                       Initial
    Name of Underwriter                                                                              Securities

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...................................................................
Bear, Stearns & Co. Inc....................................................................








                                                                                                     ---------
Total......................................................................................          2,800,000
                                                                                                     =========




                                    Sch A - 1

                                   SCHEDULE B


                              List of Subsidiaries



ContiMortgage Corporation
ContiWest Corporation
ContiTrade Services L.L.C.
ContiFinancial Services Corporation
ContiSecurities Asset Funding Corp.
ContiSecurities Asset Funding Corp. II
ContiSecurities Asset Funding L.L.C.
ContiSecurities Asset Funding II, L.L.C.
ContiSecurities Asset Funding Corp. III
ContiSecurities Asset Funding Corp. IV
ContiFunding Corporation
Royal Mortgage Partners, L.P. d/b/a Royal MortgageBanc
California Lending Group, Inc. d/b/a United Lending Group
Triad Financial Corporation
Resource One Consumer Discount Company, Inc.
ContiAuto Asset Funding Corp.


                                    Sch B - 1

                                   SCHEDULE C


James E. Moore
Robert A. Major
Peter Abeles
Robert J. Babjak
A. John Banu
Daniel J. Egan
Glenn S. Goldman
Scott M. Mannes
Daniel J. Willett
Jerome M. Perelson
Michael J. Festo
Alan L. Langus
Susan E. O'Donovan
James J. Bigham
Michel Fribourg
Paul J. Fribourg
Donald L. Staheli
Lawrence G. Weppler
John W. Spiegel
John P. Tierney
Michael J. Zimmerman


                                    Sch C - 1